Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Registration Statement on Form F-1 of our report dated October 19, 2015 relating to the consolidated financial statements of Bavarian Nordic A/S and subsidiaries, appearing in the Prospectus, which is part of this Registration Statement. We also consent to the reference to us under the heading “Experts” in such Prospectus.

Copenhagen, January 4, 2016

/s/ Deloitte
Deloitte
Statsautoriseret Revisionspartnerselskab

Martin Faarborg	Henrik Kjelgaard
State Authorised	State Authorised
Public Accountant	Public Accountant